EXHIBIT 12
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                                  WEINGARTEN REALTY INVESTORS
                               COMPUTATION OF RATIOS OF EARNINGS
                          AND FUNDS FROM OPERATIONS TO FIXED CHARGES
                                 (DOLLAR AMOUNTS IN THOUSANDS)


                                                        Three Months Ended  Six Months Ended
                                                             June 30,           June 30,
                                                             --------           --------
                                                          1997      1996      1997      1996
                                                        --------  --------  --------  --------
Net income . . . . . . . . . . . . . . . . . . . . . .  $12,755   $12,910   $25,531   $25,535

Add:
Portion of rents representative of the interest factor      155       164       317       318
Interest on indebtedness . . . . . . . . . . . . . . .    7,243     5,310    14,141    10,321
Amortization of debt cost. . . . . . . . . . . . . . .      100        80       210       149
                                                        --------  --------  --------  --------
    Net income as adjusted . . . . . . . . . . . . . .  $20,253   $18,464   $40,199   $36,323
                                                        ========  ========  ========  ========

Fixed charges:
Interest on indebtedness . . . . . . . . . . . . . . .  $ 7,243   $ 5,310   $14,141   $10,321
Capitalized interest . . . . . . . . . . . . . . . . .      172       390       297       817
Amortization of debt cost. . . . . . . . . . . . . . .      100        80       210       149
Portion of rents representative of the interest factor      155       164       317       318
                                                        --------  --------  --------  --------
    Fixed charges. . . . . . . . . . . . . . . . . . .  $ 7,670   $ 5,944   $14,965   $11,605
                                                        ========  ========  ========  ========

RATIO OF EARNINGS TO FIXED CHARGES                         2.64      3.11      2.69      3.13
                                                        ========  ========  ========  ========


Net income . . . . . . . . . . . . . . . . . . . . . .  $12,755   $12,910   $25,531   $25,535
Depreciation and amortization. . . . . . . . . . . . .    9,338     8,100    18,531    16,122
Gain on sales of property. . . . . . . . . . . . . . .      (53)     (901)     (102)   (1,397)
                                                        --------  --------  --------  --------
    Funds from operations. . . . . . . . . . . . . . .   22,040    20,109    43,960    40,260
Add:
Portion of rents representative of the interest factor      155       164       317       318
Interest on indebtedness . . . . . . . . . . . . . . .    7,243     5,310    14,141    10,321
Amortization of debt cost. . . . . . . . . . . . . . .      100        80       210       149
                                                        --------  --------  --------  --------
    Funds from operations as adjusted. . . . . . . . .  $29,538   $25,663   $58,628   $51,048
                                                        ========  ========  ========  ========

RATIO OF FUNDS FROM OPERATIONS TO FIXED CHARGES
 . . . . . . . . . . . . . . . . . . . . . . . . . . .     3.85      4.32      3.92      4.40
                                                        ========  ========  ========  ========

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